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                                                                     EXHIBIT 5.1

                                 April 5, 2001

eMachines, Inc.
14350 Myford Road, Suite 100
Irvine, California 92606

       Re: Registration Statement on Form S-3

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about April 5, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 8,000,000 shares of your Common Stock previously issued to Stephen A. Dukker (the "Shares"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the registration of the Shares.

   It is our opinion that the Shares have been legally and validly issued and are fully-paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectuses constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati